Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenue	$81,682	$71,944

Costs and expenses:
Cost of operations	31,570	28,618
Sales and marketing	25,830	22,870
General and administrative	13,775	15,505
Impairment of auction rate securities	27,406	—
Depreciation and amortization	6,785	5,991
Interest income	3,453	1,985

Income (loss) from continuing operations before income tax provision	(20,231)	945
Income tax provision	3,104	210

Income (loss) from continuing operations	(23,335)	735
Loss from discontinued operations, net of tax	—	(29)

Net income (loss)	$(23,335)	$706

Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.40)	$0.01
Loss from discontinued operations	—	(0.00)

Net Income (loss)	$(0.40)	$0.01

Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.40)	$0.01
Loss from discontinued operations	—	(0.00)

Net Income (loss)	$(0.40)	$0.01

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,636	56,976

Diluted	57,636	59,630

WEBMD HEALTH CORP.
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenue
Online Services:
Advertising and sponsorship	$56,065	$47,421
Licensing	21,923	20,115
Content syndication and other	417	884

Total Online Services	78,405	68,420
Publishing and Other Services	3,277	3,524

	$81,682	$71,944

Earnings (loss) before interest, taxes, depreciation, amortization and other non-cash items (“Adjusted EBITDA”) (a)
Online Services	$16,531	$12,992
Publishing and Other Services	(754)	(358)

	15,777	12,634

Adjusted EBITDA per basic common share	$0.27	$0.22

Adjusted EBITDA per diluted common share ( c )	$0.27	$0.21

Interest, taxes, depreciation, amortization and other non-cash items (b)
Interest income	3,453	1,985
Depreciation and amortization	(6,785)	(5,991)
Non-cash advertising	(1,558)	(2,320)
Non-cash stock-based compensation	(3,712)	(5,363)
Impairment of auction rate securities	(27,406)	—
Income tax provision	(3,104)	(210)

Income (loss) from continuing operations	(23,335)	735
Loss from discontinued operations, net of tax	—	(29)
Net income (loss)	$(23,335)	$706

Basic income (loss) per common share:
Income (loss) from continuing operations	$(0.40)	$0.01
Loss from discontinued operations	—	(0.00)

Net Income (loss)	$(0.40)	$0.01

Diluted income (loss) per common share:
Income (loss) from continuing operations	$(0.40)	$0.01
Loss from discontinued operations	—	(0.00)

Net Income (loss)	$(0.40)	$0.01

Weighted-average shares outstanding used in computing basic and diluted net income (loss) per common share:
Basic	57,636	56,976

Diluted	57,636	59,630

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Reconciliation of Adjusted EBITDA to net income (loss)

(c)	Three months ended March 31, 2008 Adjusted EBITDA per share is calculated based on 59,145 diluted shares.

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$159,831	$213,753
Marketable securities	141,044	80,900
Accounts receivable, net	73,861	86,081
Current portion of prepaid advertising	2,275	2,329
Due from HLTH	—	1,153
Other current assets	8,837	10,840

Total current assets	385,848	395,056

Property and equipment, net	46,995	48,589
Prepaid advertising	3,017	4,521
Goodwill	221,429	221,429
Intangible assets, net	33,766	36,314
Other assets	10,889	12,955

	$701,944	$718,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$16,731	$26,498
Deferred revenue	88,114	76,401
Due to HLTH	207	—

Total current liabilities	105,052	102,899

Other long-term liabilities	9,033	9,210

Stockholders’ equity	587,859	606,755

	$701,944	$718,864

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net income (loss)	$(23,335)	$706
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	—	29
Depreciation and amortization	6,785	5,991
Non-cash advertising	1,558	2,320
Non-cash stock-based compensation	3,712	5,363
Deferred income taxes	2,415	78
Impairment of auction rate securities	27,406	—
Changes in operating assets and liabilities:
Accounts receivable	12,220	2,185
Other assets	(164)	(66)
Accrued expenses and other long-term liabilities	(8,949)	(11,545)
Due to HLTH	1,329	228
Deferred revenue	11,714	7,678

Net cash provided by continuing operations	34,691	12,967
Net cash provided by discontinued operations	—	54

Net cash provided by operating activities	34,691	13,021

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	40,350	28,122
Purchases of available-for-sale securities	(127,900)	(48,632)
Purchases of property and equipment	(2,637)	(4,762)
Cash received from sale of business, net of fees	985	—

Net cash used in investing activities	(89,202)	(25,272)

Cash flows from financing activities:
Proceeds from issuance of common stock	589	4,458
Net cash transfers with HLTH	—	145,257

Net cash provided by financing activities	589	149,715

Net (decrease) increase in cash and cash equivalents	(53,922)	137,464

Cash and cash equivalents at beginning of period	213,753	44,660

Cash and cash equivalents at end of period	$159,831	$182,124